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                                                                       EXHIBIT 7


                                FILING AGREEMENT
                                     BETWEEN
                              THK PRIVATE EQUITIES
                                       AND
                          THEODORE H. KRUTTSCHNITT III


        The undersigned hereby agree that the Schedule 13D with respect to the Common Stock, $.001 par value, of Exchange Applications, Inc. dated of even date herewith is and shall be filed on behalf of both of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  September 18, 2001

                                     THK PRIVATE EQUITIES



                                     By: /s/ Theodore H. Kruttschnitt III
                                         --------------------------------
                                         Theodore H. Kruttschnitt III
                                         Sole Proprietor








                                         /s/ Theodore H. Kruttschnitt III
                                         --------------------------------
                                         Theodore H. Kruttschnitt III